EXHIBIT 4

                            RECONCILIATION AGREEMENT

         This RECONCILIATION AGREEMENT (this "AGREEMENT") is entered into as of December 31, 1998 by and among Encore Computer Corporation, a Delaware corporation, Encore Computer International, Inc., a Delaware corporation, Encore Computer U.S., Inc., a Delaware corporation, Gould Electronics, Inc., an Ohio corporation, and Encore Real Time Computing, Inc., a Delaware corporation (formerly Encore Acquisition Corp.)

                                  INTRODUCTION

         The parties hereto entered into that certain Asset Purchase Agreement dated as of June 1, 1998, with respect to the purchase of certain assets and the assumption of certain liabilities of Encore Computer Corporation and its affiliates (as amended to the date hereof, the "PURCHASE AGREEMENT"). The parties are unable to collect all of the requisite data prior to Closing with respect to their respective payment obligations under the Management Agreement, the Loan Agreement, the Note and the Guaranty or relating to the expenses of the Business and other obligations and amounts payable or receivable with respect to the Business (collectively, the "OBLIGATIONS"). In addition, a dispute has arisen between the parties with respect to the accuracy of certain representations and warranties set forth in the Purchase Agreement. Also, as a result of that certain Amendment Number Two to the Purchase Agreement dated as of the date hereof (the "AMENDMENT"), certain items in the Disclosure Schedule may need to be modified. The parties desire that the Closing occur and to provide for the reconciliation and satisfaction of the Obligations and for the resolution of such disputes and any other disputes that may arise as a result of the modification of the Disclosure Schedule on the terms set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

         2. RECONCILIATION OF OBLIGATIONS. Within thirty (30) days following the Closing, the Company shall prepare a schedule showing, as of the Closing Date:
(a) all amounts payable pursuant to the Management Agreement; (b) all amounts payable pursuant to the Loan Agreement, the Note and the Guaranty; (c) all expenses that are allocable (pursuant to the Purchase Agreement) to one party hereto (or an affiliate thereof) but which have been paid or otherwise satisfied by another party hereto (or an affiliate thereof) and for which the paying party has not been reimbursed; (d) all other obligations or amounts payable that are allocable (pursuant to the Purchase Agreement) to one party hereto (or an affiliate thereof) but which have been paid or otherwise satisfied by another party hereto (or an affiliate thereof) and for which the paying party has not been reimbursed; (e) all revenues or other amounts receivable that are allocable



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(pursuant to the Purchase Agreement) to one party hereto (or an affiliate thereof) but which have been collected or received by another Party hereto (or an affiliate thereof) and which have not been remitted to the party to which such amount is allocable; (f) any adjustments as the result of the modification of the Disclosure Schedule by the Seller; (g) any adjustments in connection with that certain account receivable heretofore owed to the Seller by CLG Incorporated and included by the Seller among the receivables to be transferred pursuant to the Purchase Agreement; (h) all amounts payable to the Buyer with respect to tax benefits pursuant to Section 24 of the Amendment; and (i) the net amount payable after setting the foregoing amounts off against each other (the "PAYMENT BALANCE") together with a statement as to the party which owes such amount, the party to which such amount is owed, and the origin or nature of such obligation. The Company shall provide a copy of such schedule, and any modification of the Disclosure Schedule, to the Buyer no later than thirty (30) days after the Closing Date. The Buyer shall have the right to review the books and records of the Company for a period of thirty (30) days after receiving the Payment Balance, to verify and confirm the accuracy thereof. If, after such review, the Buyer agrees with the Payment Balance, the Buyer shall promptly (and in any event within thirty (30) days after receiving the Payment Balance) notify the Company and, if the Payment Balance is negative, the Company shall pay such amount to the Buyer and, if the Payment Balance is positive, the Buyer shall pay such amount to the Company, in either event together with interest on such amount from the date of this Agreement to the date of payment at the rate of ten percent (10%) per annum. Any such payment shall be made by wire transfer of immediately available funds, to an account designated by the payee, within five
(5) days of the delivery of the Buyer's notice to the Company. If, after such review, the Buyer objects to the Payment Balance, the Buyer shall promptly provide to the Company a detailed statement indicating the basis for the Buyer's objections, and the Buyer and the Company shall meet and confer in an effort to resolve such disagreement in good faith and, whether or not there is such a disagreement, the Buyer shall propose an allocation of the Purchase Price and the Assumed Liabilities among the Purchased Assets and the noncompetition covenant of the Seller in Section 4.9 of the Purchase Agreement. In the event that the Buyer and the Company are unable to resolve a disagreement as to the Payment Balance or the allocation within thirty (30) days (or such longer period as the Buyer and the Company may agree), the Payment Balance or the allocation, as the case may be, shall be determined by such accounting firm or arbitrator as the Buyer and the Company may agree upon and the decision of such accounting firm or arbitrator shall be final and binding upon the parties. The expense of retaining such accounting firm shall be borne equally by the parties. Within five (5) days after the determination of the Payment Balance pursuant to either of the two immediately preceding sentences, the Company shall pay to the Buyer the amount by which the Payment Balance is negative or the Buyer shall pay to the Company the amount by which the Payment Balance is positive as the case may be, by wire transfer of immediately available funds to an account designated by the payee. In the event that fifty percent (50%) of the amount of the tax benefit actually realized with respect to Section 24 of the Purchase Agreement is greater or less than the amount determined by the parties with respect to
Section 2(h) above, the Seller shall pay to the Buyer, or the Buyer shall pay to the Seller, respectively, the amount of such excess or deficit in such party's share of the tax benefits promptly upon the determination of such difference.

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         3. RAYTHEON DISPUTE. The issues regarding the claims set forth by
Raytheon Corporation pursuant to its letter dated June 1, 1998 (the "RAYTHEON CLAIM") have been resolved in accordance with the terms of that certain letter agreement among the Seller, the Buyer and Raytheon Corporation dated June ___, 1998.

         4. RELEASE. To the extent that the resolution of the Raytheon Claim pursuant to Paragraph 3 above results in or causes a breach or inaccuracy of a representation or warranty, or a failure to perform any covenant or agreement, contained in the Purchase Agreement, each party hereto irrevocably releases and forever discharges each other party hereto from any Losses which arise or result from such breach, inaccuracy or failure to perform.

         5. COMPENSATION. As compensation in respect of the Raytheon Claim, and the release with respect thereto set forth in Section 4 above, the Company shall pay to the Buyer Two Hundred Fifty Thousand Dollars ($250,000) in immediately available funds at the Closing. The Buyer may in its discretion credit the amount of such compensation against the Purchase Price payable at the Closing, and remit the net amount to the Company in satisfaction of the Purchase Agreement.

         6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, rule, regulation or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         7. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         8. FULL FORCE AND EFFECT. Except as provided in this Agreement, all of the terms and provisions of the Purchase Agreement shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

         9. GOVERNING LAW. The internal laws of the State of Delaware shall govern and be used to construe this Agreement without giving regard to principles of conflict of laws thereof.

         10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

                                         ENCORE REAL TIME COMPUTING, INC.

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         ENCORE COMPUTER CORPORATION

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         ENCORE COMPUTER U.S., INC.

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         ENCORE COMPUTER INTERNATIONAL, INC.

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                         GOULD ELECTRONICS INC.

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

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